CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 31, 2001, relating to the financial statements and per-share data and ratios of Limited Term Tax-Exempt Bond Fund of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
October 26, 2001